UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2020

PetMed Express, Inc. (Exact name of registrant as specified in its charter)
Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Congress Avenue Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Regulation FD Disclosure.

On May 18, 2020, the Board of Directors of PetMed Express, Inc. (the “Company”), on the recommendation of the Board’s Corporate Governance and Nominating Committee, appointed Gian M. Fulgoni to serve as Chairperson of the Compensation Committee effective May 18, 2020 (in place of Robert C. Schweitzer who will continue to serve as a member of the Compensation Committee and remain the Company’s Chairman of the Board). Mr. Fulgoni has served as a member of the Board since November 2002 and member of the Compensation Committee since November 2002. The change to the Compensation Committee Chairperson was made with a view to refreshing the committee, consistent with the focus of the Board on implementing corporate governance best practices. The continued Board refreshment process began in 2018 with the election of Leslie C.G. Campbell as a director, at our 2018 annual meeting of shareholders, and her appointment as a member and Chairperson of the Corporate Governance and Nominating Committee.

Item 9.01   Financial Statements and Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2020

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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